Exhibit 10.58

AMENDMENT NO. 1

Dated as of December 31, 2013

To

RECEIVABLES PURCHASE AGREEMENT

Dated as of December 31, 2008

This Amendment No. 1 (“Amendment”), dated as of December 31, 2013, to that Receivables Purchase Agreement dated as of December 31, 2008 among AILIC RECEIVABLES CORPORATION, a Delaware corporation (“Seller”), AMERICAN INCOME LIFE INSURANCE COMPANY, an insurance company organized under the laws of Indiana (“AIL”), as the initial Servicer (the Servicer together with the Seller, the “Seller Parties” and each a “Seller Party”), and TMK Re Ltd., a Bermuda reinsurance corporation (“Purchaser”), is entered into among Seller, AIL and Purchaser.

PRELIMINARY STATEMENTS

A.	Reference is made to that Receivables Purchase Agreement dated as of December 31, 2008 (“Receivables Purchase Agreement”) among Seller, AIL, and Purchaser. Unless defined elsewhere herein, capitalized terms used in this Amendment shall have the meanings assigned to such terms in Exhibit I.

B.	The parties thereto have agreed to amend the Receivables Purchase Agreement on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the premises set forth above and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Seller Parties and the Purchaser hereby agree as follows:

SECTION 1. Amendment to the Receivables Purchase Agreement. The Receivables Purchase Agreement is, effective the date hereof and subject to the satisfaction of the condition precedent set forth in Section 2 hereof, hereby amended to

1.1	Delete in entirety the definition of “Liquidity Termination Date” set forth in Exhibit 1 thereof and to substitute the following new definition therefor:

“Liquidity Termination Date” means December 31, 2018, unless all parties to this Receivables Purchase Agreement shall have unanimously agreed upon 90 days prior written notice to an earlier date.

SECTION 2. Condition Precedent. This Amendment shall become effective and de deemed effective as of the date hereof upon execution by each of the Seller Parties and the Purchaser.

SECTION 3. Covenants, Representations and Warranties of the Seller Parties.

3.1 Upon the effectiveness of this Amendment, each of the Seller Parties hereby reaffirms all covenants, representations and warranties made by it in the Receivables Purchase Agreement and agrees that all such covenants, representations and warranties shall be deemed to have been re-made as of the effective date of this Amendment.

3.2 Each of the Seller Parties hereby represents and warrants to the Purchaser that: (a) this Amendment has been duly authorized by proper corporate proceedings of each Seller Party and constitutes the legal, valid and binding obligation of such Person, enforceable against it in accordance with its terms, and (b) after giving effect to the amendment contained her5ein, no Amortization Event or Potential Amortization Event exists or will result from the execution of this Amendment.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their duly authorized officers as of the date hereof.

AILIC RECEIVABLES CORPORATION

By:	/s/ M. Shane Henrie
	Name:	M. Shane Henrie
	Title:	President and Chief
Financial Officer

Address:
3700 South Stonebridge Drive
McKinney, Texas 75070
FAX: (972) 569-3282
Attention:	Ed Tinnerman

AMERICAN INCOME LIFE INSURANCE COMPANY, as Servicer

By:	/s/ M. Shane Henrie
	Name:	M. Shane Henrie
	Title:	Senior Vice President, Corporate
Accounting, CFO & Asst. Sec.

Address:
1200 Wooded Acres
Waco, Texas 76710
FAX: (205) 325-4157
Attention:	M. Shane Henie

TMK RE, LTD., as Purchaser

By:	W. Michael Pressley
	Name:	W. Michael Pressley
	Title:	President

Address:

Chevron House
11 Church Street
Hamilton, Bermuda
FAX: (972) 569-3282

Attention:	Ed Tinnerman